UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

SONASOFT CORP.
(Exact name of registrant as specified in its charter)

California	333-150750	51-0439372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

987 University Ave., Suite 14, Los Gatos	95032
(Address of principal executive offices)	(Zip Code)

(408) 708-4000

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02 Termination of a Material Definitive Agreement.

On December 30, 2022, Sonasoft Corp. (the “Company”) and Information Visibility Technology, LLC (“IVT”) entered into a certain termination agreement (the “Termination Agreement”) in which the parties agreed to terminate a Development License and Reseller Agreement, dated as of August 10, 2021 (the “License Agreement”) in accordance with the provisions of the Termination Agreement and the License Agreement. Under License Agreement, Sonasoft licensed certain artificial intelligence and machine learning applications, and the parties intended to collaborate on the marketing and sale of AI applications. After utilizing commercially reasonable efforts, the parties determined it was in their mutual best interests to terminate the License Agreement and pursue alternative endeavors. The parties have agreed to a mutual full release of the liabilities and obligations under the License Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Termination Agreement dated as of December 30, 2022 by and between the Company and IVT

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONASOFT CORP.

Date: December 30, 2022	/s/ Mike Khanna
Mike Khanna
CEO

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